Exhibit 99

Special Meeting of Shareholders September 26, 2007 9:30 a.m. Crowne Plaza Cabana Palo Alto 4290 El Camino Real Palo Alto, California 94306 (650) 857-0787

Electronic Access to Proxy Materials

If you consented to access your proxy information electronically, you may view it by going to Greater Bay Bancorp’s website. You can get there by typing in this address http://www.gbbk.com and clicking on the Special Meeting Proxy Statement-Prospectus tab located on the Greater Bay Bancorp home page.

1900 University Avenue, 6th Floor

East Palo Alto, CA 94303

PROXY

This proxy is solicited on behalf of the Board of Directors for use at the Special Meeting on September 26, 2007.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

By signing the proxy, you revoke all prior proxies and appoint James S. Westfall and Linda M. Iannone, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments. The Board of Directors at present knows of no other business to be presented by or on behalf of Greater Bay Bancorp or the Board of Directors at the meeting.

Shares represented by this proxy will be voted as directed by the shareholder. If no directions are indicated, the proxies will have authority to vote “FOR” Proposals 1 and 2. If any other matters properly come before the Special Meeting or any postponement or adjournment thereof, the persons named in this proxy will vote in their discretion.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on September 25, 2007.

•	Please have your proxy card and the last four digits of your Social Security or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/gbbk — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on September 25, 2007.

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Please have your proxy card and the last four digits of your Social Security or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

•	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Greater Bay Bancorp, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote “FOR” Proposals 1 and 2.

1.	Approval of the Agreement and Plan of Reorganization dated as of May 4, 2007, as amended from time to time, by and between Greater Bay Bancorp and Wells Fargo & Company, pursuant to which a wholly owned subsidiary of Wells Fargo will merge with and into Greater Bay with Greater Bay surviving the merger as a wholly owned subsidiary of Wells Fargo.	☐ For	☐ Against	☐ Abstain

2.	Approval to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the Agreement and Plan of Reorganization.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 and 2.

Address Change? Mark Box ☐    Indicate changes below:

☐ I plan to attend the Meeting

Date	_________________________________________

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.